UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

THE STRIDE RITE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	1-4404	04-1399290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

191 Spring Street, PO Box 9191, Lexington, Massachusetts	02420
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 824-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 1, 2006, The Stride Rite Corporation issued a press release announcing that it intends to increase the size of its Board of Directors to nine and to add an independent director pursuant to an Agreement, dated February 28, 2006, with Barington Companies Equity Partners, L.P. and certain other parties that are signatories thereto (collectively, the “Barington Group”). Pursuant to the Agreement, Stride Rite has agreed to work with the Barington Group, significant shareholders of Stride Rite, to identify by April 30, 2006 a mutually acceptable independent director with business and operating experience in such areas as would enhance the Stride Rite Board of Directors. Stride Rite agreed that its Committee on the Board would review candidates including three proposed confidentially by the Barington Group as well as candidates proposed by Stride Rite. The parties agreed that the new ninth director would be independent from the Barington Group, would be appointed to the Board of Directors as a Class II director and would stand for reelection in 2007. In accordance with the Agreement, Stride Rite agreed to include the new Class II director in its director nominees in 2007 and to use its reasonable best efforts to cause the election of the new Class II director at the 2007 annual meeting of shareholders. The Agreement provides that if a mutually independent director is not selected by April 30, 2006, the Stride Rite Board of Directors would appoint an independent director from one of the three candidates proposed by the Barington Group. In addition, members of the Barington Group agreed to vote the shares of Stride Rite that they hold at the 2006 annual meeting of shareholders in favor of the election of Stride Rite’s nominees.

The Company’s press release is attached as Exhibit 99.1 and the Agreement among The Stride Rite Corporation and the Barington Group is attached hereto as Exhibit 99.2, and each is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by The Stride Rite Corporation on March 1, 2006.

99.2	Agreement by and among The Stride Rite Corporation, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC and C4S & Co., LLC, dated February 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

THE STRIDE RITE CORPORATION

Dated: March 1, 2006

By:  /s/  Frank A. Caruso

        Name: Frank A. Caruso

        Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by The Stride Rite Corporation on March 1, 2006.

99.2	Agreement by and among The Stride Rite Corporation, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC and C4S & Co., LLC, dated February 28, 2006.